Exhibit 99.1

Runway Growth Credit Fund Provides Full Year 2019 Portfolio Update

–    Originates $203 Million Of New Loan Commitments

–   Grows Total Loan Originations Since Inception To $514 Million

WOODSIDE, CA, January 27, 2020—Runway Growth Credit Fund Inc. (the “Fund” or “Runway Growth”), a leading lender of growth capital to both venture and non-venture backed companies seeking an alternative to raising equity, provided a portfolio update for the year ended December 31, 2019.

“We had a very strong year adding nine new portfolio companies in 2019,” said David Spreng, CEO.  “We continue to demonstrate our ability to creatively structure loans that support company growth and meet the needs of both the entrepreneur and institutional equity holders. Our portfolio continues to grow in an environment where we are being very selective in our investment process. Momentum continued into early January with an additional $45 million loan commitment closing the first week of the new year, $43.6 million of which was funded.”

Total loans funded for the year equaled $232.9 million, bringing the total loan originations to $514 million since the Fund’s December 2016 launch. Total loan commitments since inception equaled $560 million.

Originations

Runway Growth funded nine new loans during the full year ended December 31, 2019, to new and existing portfolio companies. The table below highlights new portfolio company activity for the year ended December 31, 2019.

Company	Company Description	Facility Type	Funded Commitment ($000)
Scale Computing, Inc.	Scale is a provider of edge computing hardware and software that enables hyperconverged infrastructure.	Senior Secured Term Loan	$15,000

Echo 360 Holdings, Inc.	Echo 360 is a application software company that provides a video and data capture platform.	Senior Secured Term Loan	16,500

Pivot3, Inc.	Pivot3 is a IT service management company providing automated hyperconverged infrastructure solutions.	Senior Secured Term Loan	20,000

Dejero Labs Inc.	Dejero Labs is a a provider of in-cloud managed solutions for video transport, cloud computing, and Internet connectivity.	Senior Secured Term Loan	11,000

CloudPassage Inc.	CloudPassage is a provider of SaaS security solutions purpose-built for the cloud.	Senior Secured Term Loan	7,500

Massdrop Inc.	Massdrop is a specialty retailer and product developer that uses data and insights from its community to develop and find products.	Senior Secured Term Loan	17,500

INRIX, Inc.	INRIX is a provider of location-based data and analytics, such as traffic and parking data, to automakers, cities and road authorities worldwide.	Senior Secured Term Loan	25,000

Brilliant Earth, LLC	Brilliant Earth is a custom designer, manufacturer, and online retailer of specialty consumer products.	Senior Secured Term Loan	35,000

Longtail Ad Solutions, Inc. dba J.W. Player	Longtail is a cloud based video player and video management platform for publishers and broadcasters.	Senior Secured Term Loan	25,000

Runway Growth also funded additional loans in the amount of $60.4 million to eight existing portfolio companies.

Liquidity Events

In October, in conjunction with its sale to Stryker Corporation, our portfolio company Mobius Imaging LLC, prepaid its outstanding principal of $15.5 million, plus interest and end-of-term payment. In addition, Runway Growth received approximately $1.9 million in connection with the termination of its warrants in Mobius Imaging LLC. Five liquidity events that our portfolio companies experienced for the full year 2019 generated $82.5 million in loan repayments and approximately $2.9 million in proceeds from the termination of warrants.

About Runway Growth Capital LLC and Runway Growth Credit Fund, Inc.

Runway Growth Capital LLC is the investment advisor to Runway Growth Credit Fund Inc., a lender of growth capital to companies seeking an alternative to raising equity. Led by industry veteran David Spreng, the Fund provides senior term loans of $10 million to $50 million to fast-growing companies based in the United States and Canada. The Fund is a closed-end investment fund that has elected to be regulated as a business development company under the Investment Company Act of 1940. For more on the Fund and its manager, Runway Growth Capital LLC, please visit our website at www.runwaygrowth.com.

Forward-Looking Statements

Statements included herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in Runway Growth’s filings with the Securities and Exchange Commission. Runway Growth undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Contact:

Jay Kolbe

Jay@Impactpartnerspr.com